TERM NOTE



$17,100,001.18                                                November 12, 1999


     FOR VALUE RECEIVED, BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of FIRST UNION NATIONAL BANK (the "Bank") the principal amount of Seventeen Million, One Hundred Thousand, One Dollar and Eighteen Cents ($17,100,001.18). This Term Note is issued under the Fifth Amended and Restated Loan Agreement dated November 12, 1999 by and between the Borrower and the Bank, as may be further amended, modified or restated from time to time (the "Loan Agreement"). Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement. The terms of the Loan Agreement are incorporated herein as if set forth at length.

     The Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

     The construction, interpretation and enforcement of this Note shall be governed by the internal laws of the State of New Jersey.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                                              BLONDER TONGUE LABORATORIES, INC.



                                              By: /s/Peter Pugielli
                                                  -----------------------------
                                                  Peter Pugielli
                                                  Chief Financial Officer